                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ____________________

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              ____________________

         Date of Report (Date of earliest event reported): JULY 3, 1997


                                THE KRYSTAL COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   TENNESSEE                      0-20040                   62-0264140
  -----------              ------------------------       -------------
(State of                    (Commission File No.)        (IRS Employer
incorporation)                                         Identification No.)


                ONE UNION SQUARE, CHATTANOOGA, TENNESSEE  37402
         --------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                (423) 757-1550
             ------------------------------------------------------
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS.
------  ------------

     On July 3, 1997, The Krystal Company (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Port Royal Holdings, Inc. (the "Parent") and TKC Acquisition Corp. ("Merger Sub"). The Merger Agreement contemplates that Merger Sub will merge into the Company and that the Company will be the surviving corporation (the "Merger"). On the effective date of the Merger, each share of the Company's outstanding common stock will be converted into the right to receive $14.50 in cash. The obligations of each party to close the Merger are subject to the approval of the Merger Agreement by the requisite vote of the shareholders of the Company as well as certain other customary conditions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
------   ---------------------------------

     (a)  Not Applicable

     (b)  Not Applicable

     (c)  Exhibits

     No.        Description
     ---        -----------

     99         Press Release of the Company dated July 3, 1997.
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                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


July 14, 1997                       THE KRYSTAL COMPANY

                                    By: /s/ Camden B. Scearce
                                       ------------------------------------
                                        Camden B. Scearce
                                        Vice President and
                                         Chief Financial Officer